EXHIBIT 3.2

BYLAWS

OF

TIMBERLINE RESOURCES CORPORATION,

a Delaware corporation

ARTICLE I

OFFICES

1.1       Registered Office and Registered Agent. The registered office of Timberline Resources Corporation, a Delaware corporation (the “Company”), shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors (“Board”) upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Delaware.

1.2       Other Offices. The Company may have other offices within or outside the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1       Place of Meetings. Meetings of stockholders of the Company shall be held at any place, within or outside the State of Delaware, designated by the Company’s Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2       Annual Meeting. An annual meeting of stockholders shall be held for the election of directors and for such other business as may properly come before the meeting at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

2.3       Special Meeting. A special meeting of the stockholders may be called at any time by a majority of the Board, chief executive officer or president (in the absence of a chief executive officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i)	be in writing;

(ii)       specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii)      be delivered personally or sent by registered mail or by facsimile transmission to the chair of the Board, the chief executive officer, the president (in the absence of a chief executive officer) or the secretary of the Company.

2.4       Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 9.1 of these Bylaws not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5       Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given:

(i)	personally;

(ii)       if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(iii)	if electronically transmitted, as provided in Section 9.1 of these Bylaws.

An affidavit of the secretary or an assistant secretary of the Company or of the transfer agent or any other agent of the Company that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6       Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

2.7       Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8       Conduct of Business. Meetings of stockholders shall be presided over by the chair of the Board, if any, or in his or her absence by the vice chair of the Board, if any, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chair designated by the Board, or in the absence of such designation by a chair chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence any assistant secretary may act as secretary, and in the absence of the secretary and all assistant secretaries the chair of the meeting may appoint any person to act as secretary of the meeting. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.9       Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. Except as otherwise provided in any corporate governance guidelines or other policies or procedures adopted by the Board, at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

2.10     No Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and these bylaws and may not be taken by written consent without a meeting.

2.11     Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

(i)        in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;

(ii)       in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board; and

(iii)      in the case of determination of stockholders for any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed by the Board:

(a)       the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)       the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

(c)       the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13     List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal executive office. In the event that the Company determines to make the list available on an electronic network, the

Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

ARTICLE III

DIRECTORS

3.1       Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2       Number, Election and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office. The Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation (including, but not limited to, for purposes of these By-laws, pursuant to any duly authorized certificate of designation), such Directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such Directors. The Directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.

3.3       Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)        Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)       Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.4       Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5       Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.6       Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the chair of the Board, the chief executive officer, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i)	delivered personally by hand, by courier or by telephone;
(ii)	sent by United States first-class mail, postage prepaid;
(iii)	sent by facsimile; or

(iv)      sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

3.7       Quorum. At all meetings of the Board, a majority of the total number of acting directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8       Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.9       Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.10     Prohibition of Loans to Officers. The Company may not lend money to, or guarantee any obligation of, or otherwise assist any officer of the Company, including any officer who is a director of the Company.

3.11     Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, so long as the Board is classified as provided in Section 141(d) of the DGCL, any director or the entire Board may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1       Committees of Directors. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution of the Certificate of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to: (i) declare dividends, except at a rate or in periodic amount determined by the Board; (ii) approve or recommend to stockholders actions or proposals required by this title to be approved by stockholders; (iii) fill vacancies on the Board or any committee thereof; (iv) amend the Bylaws; (v) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board; (vi) fix compensation of any director for serving on the Board or on any committee; (vii) approve a plan of merger, consolidation, or exchange of shares not requiring stockholder approval; (viii) reduce earned or capital surplus; or (ix) appoint other committees of the Board or the members thereof.

4.2       Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required, and minutes of all committee meetings so kept shall be maintained by the secretary in the Company’s minute book.

ARTICLE V

OFFICERS

5.1       Officers. The officers of the Company shall be a chief executive officer and/or president and a secretary. The Company may also have, at the discretion of the Board, a chair of the Board, a vice chair of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers with such titles as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2       Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3       Subordinate Officers. The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4       Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5       Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Section 5.2.

5.6       Representation of Shares of Other Corporations. The chair of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of the Company, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7       Authority and Duties of Officers. All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The secretary shall have responsibility for preparing minutes of the directors’ and stockholders’ meetings and authenticating records of the Company.

ARTICLE VI

RECORDS AND REPORTS

6.1       Maintenance and Inspection of Records. The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

6.2       Inspection by Directors. Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

6.3       Annual Report. The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Company’s shares, the requirement of sending of an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

ARTICLE VII

SHARES

7.1       Issuance of Shares. No shares of the Company shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until such share is fully paid. The shares of the Company may be represented by certificates, or may be uncertificated shares.

7.2       Certificates for Shares. Certificates representing shares of the Company shall be in such form as shall be determined by the Board. Such certificates shall be signed by two officers of the Company designated by the Board. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. Certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares or other identification and the date of issue, shall be entered on the share transfer books of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board may prescribe. Each certificate representing shares shall state upon the face thereof:

(i)	The name of the Company;

(ii)           That the Company is organized under the laws of the State of Delaware;

(iii)	The name of the person to whom issued;
(iv)	The number and class of shares; and
(v)	The designation of the series, if any, which such certificates represent.

If the Company is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series and the board’s authority to determine variations for future series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Company will furnish the stockholder this information on request in writing and without charge.

7.3       Transfers. Transfers of stock shall be made only upon the share transfer books of the Company, kept at the registered office of the Company or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the older certificate shall be surrendered for cancellation. The Board may, by resolution, open a share registered in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein. Shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate.

7.4       Registered Owner. Registered stockholders shall be treated by the Company as the holders in fact of the stock standing in their respective names and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereto, except as expressly provided below or by the laws of the State of Delaware. The Board may adopt by resolution a procedure whereby a stockholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

(i)	The classification of stockholder who may certify;
(ii)	The purpose or purposes for which the certification may be made;
(iii)	The form of certification and information to be contained therein;

 (iv)         If the certification is with respect to a record date or closing of the share transfer books, the date within which the certification must be received by the Company; and

 (v)          Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Company of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

7.5       Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Company in such sum as they might determine or establish such other procedures as they deem necessary.

7.6       Fractional Shares or Scrip. The Company may: (i) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation; (ii) arrange for the disposition of the fractional interests by those entitled thereto; (iii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (iv) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. The Board may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board may deem advisable.

7.7       Share of Another Corporation. Shares owned by the Company in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine.

7.8       Issuance/Consideration. Shares may be issued at a price determined by the Board of Directors, or the Board may set a minimum price or establish a formula or method by which the price may be determined. Consideration for shares may consist of cash, promissory notes, services performed, and any other lawful form of consideration, including tangible or intangible property. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration. Shares issued when the Company receives the consideration determined by the Board are validly issued, fully paid and nonassessable. A good faith judgment of the Board of Directors as to the value of the consideration received for shares is conclusive.

The Company may place shares issued for a contract for future services or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, and make credit distributions in respect of the shares against their purchase price, until the services are performed or the note is paid. If the services are not performed or the note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

7.9       Restriction of Transfer. All certificates representing unregistered shares of the Company shall bear the following legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM

REGISTRATION OR THIS CORPORATION OTHERWISE SATISFIED ITSELF THAT SUCH TRANSACTION IS EXEMPT FORM REGISTRATION. NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE LAW. THE TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

ARTICLE VIII

GENERAL MATTERS

8.1       Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.2       Dividends. The Board may, from time to time, declare and the Company may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation subject to the following provisions:

(i)        Except as otherwise provided in this Section, dividends may be declared and paid in cash or property only out of:

(a)       The unreserved and unrestricted net earned surplus of the wCompany, or

(b)       The unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year taken as a single period. No dividend out of unreserved and unrestricted net earnings so computed shall be paid which would reduce the net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Company in the event of liquidation.

(ii)	Dividends may be declared and paid in its own treasury shares.

(iii)      Dividends may be declared and paid in its own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

(a)       If a dividend is payable in its own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(b)       If a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

8.3       Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.4       Seal. The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.5       Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1       Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i)        the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii)       such inability becomes known to the secretary or an assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)        if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)       if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)      if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)      if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

9.2       Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.3       Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE X

INDEMNIFICATION

10.1     Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

10.2     Indemnification of Others. The Company shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

10.3     Prepayment of Expenses. The Company shall pay the expenses incurred by any officer or director of the Company, and may pay the expenses incurred by any employee or agent of the Company, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article X or otherwise.

10.4     Determination; Claim. If a claim for indemnification or payment of expenses under this Article X is not paid in full within sixty days after a proper written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

10.5     Non-Exclusivity of Rights. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

10.6     Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

10.7     Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

10.8     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

AMENDMENTS

11.1     By Shareholders. Except as provided in the next sentence, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding voting power entitled to vote at any regular or special meeting of the shareholders.

11.2     By Directors. The Board shall have the power to make, alter, amend and repeal the Bylaws of this corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the stockholders in accordance with the provisions of Section 11.1 of these Bylaws.

11.3     Emergency Bylaws. The Board may adopt emergency Bylaws pursuant to Section 110 of the DGCL, which shall be operative during any emergency in the conduct of the business of the Company resulting from an attack on the United States or any nuclear or atomic disaster.